CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions " Financial Highlights", "Counsel and Independent Accountants" and "Independent Accountants" and t the use of our report on BT Insurance Funds Trust, dated January 30, 1998, which is incorporated by reference in this Registration Statement (Form N-1A File No. 333-00479) of BT Insurance Funds Trust.


ERNST & YOUNG LLP
ERNST & YOUNG LLP


New York, New York
March 20, 1998